Exhibit 10.20

CONVERTIBLE PROMISSORY NOTE

Effective Date: September 18, 2014	U.S. $158,000.00

FOR VALUE RECEIVED, UMED HOLDINGS, INC., a Texas corporation ("Borrower"), promises to pay to TONAQU[NT, INC., a Utah corporation, or its successors or assigns ("Lender"), $158,000.00 and any interest, fees, charges, and late fees on the date that is ten (10) months after the Purchase Price Date (as defined below) (the "Maturity Date") in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) at the rate often percent (1 0%) per annum from the Purchase Price Date until the same is paid in full. This Convertible Promissory Note (this "Note") is issued and made effective as of September 18, 2014 (the "Effective Date"). For purposes hereof, the "Outstanding Balance" of this Note means, as of any date of determination, the Purchase price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion, offset, or otherwise, plus any original issue discount ("OID"), the Transaction Expense Amount (as defined below), accrued but unpaid interest, collection and enforcements costs (including attorneys' fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions (as defined below), and any other fees or charges (including without limitation late charges) incurred under this Note. This Note is issued pursuant to that certain Securities Purchase Agreement dated September 18, 2014, as the same may be amended from time to time (the "Purchase Agreement"), by and between Borrower and Lender. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. Certain other capitalized terms used herein are defined in Attachment attached hereto and incorporated herein by this reference.

This Note carries an OID of $14,000.00. In addition, Borrower agrees to pay to Lender to cover Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the "Transaction Expense Amount"), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note and the Warrant (as defined in the Purchase Agreement) shall be $140,000.00 (the "Purchase Price"), computed as follows: $158,000.00 original principal balance, less the 011), less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds. For purposes hereof, the term "Purchase Price Date" means the date the Purchase Price is delivered by Lender to Borrower.

Payment: Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or an Installment Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section I. Any notice of prepayment hereunder (an 'Optional Prepayment Notice") shall be delivered to Lender at its registered address and shall state: (y) that Borrower is exercising its tight to prepay this Note, and (z) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the 'Optional Prepayment Date"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the "Optional Prepayment Amount") equal to 125% multiplied by the then Outstanding Balance of this Note. In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender's prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount 'to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2.                   Security. This Note is unsecured.

3.                   Lender Optional Conversion.

3.1.               Lender Conversion Price. Subject to adjustment as set forth in this Note, the conversion price for each Lender Conversion (as defined below) shall be $0.45 (the "Lender Conversion Price").

3.2.               Lender Conversions. Lender has the right at any time on or after the date that is six (6) months from the Purchase Price Date until the Outstanding Balance has been paid in •full, including without limitation (i) until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid, and (ii) during or after any Fundamental Default Measuring Period, at its election, to convert (each instance of conversion is referred to herein as a "Lender Conversion") all or any part of the Outstanding Balance into shares ("Lender Conversion Shares") of fully paid and non-assessable common stock, $0.0001 par value per share ("Common Stock"), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the "Conversion Amount") divided by the Lender Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a 'Lender Conversion Notice") may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below within five (5) Trading Days of Lender's delivery of the Lender Conversion Notice to Borrower.

3.3.               Application to Installments. Notwithstanding anything to the contrary herein, including without limitation Section 8 hereof, Lender may, in its sole discretion, apply all or any portion of any Lender Conversion toward any Installment Conversion (as defined below), even if such Installment Conversion is pending, as determined in Lender's sole discretion, by delivering written notice of such election (which notice may be included as part of the applicable Lender Conversion Notice) to Borrower at any date on or prior to the applicable Installment Date. In such event, Borrower may not elect to allocate such portion of the Installment Amount being paid pursuant to this Section 3.3 in the manner prescribed in Section 8.3; rather, Borrower must reduce the applicable Installment Amount by the Conversion Amount described in this Section 3.3.

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4.                   Defaults and Remedies.

4. I. Defaults. The following are events of default under this Note (each, an "Event of Default"): (i) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount When due and payable (or payable by Conversion) hereunder; or (ii) Borrower shall fail to deliver any Lender Conversion Shares in accordance with the terms hereof; or (iii) Borrower shall fail to deliver any Installment Conversion Shares (as defined below) or True-Up Shares (as defined below) in accordance with the terms hereof; or (iv) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (v) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vi) Borrower shall make a general assignment for the benefit Of creditors; or (vii) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (viii) an involuntary proceeding shall be commenced or filed against Borrower; or (ix) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any Other Transaction Document, Other than those specifically set forth in this Section 4.1; or (x) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC or shall fail to timely file all required quarterly and annual reports and any other filings that are necessary to enable Lender to sell Conversion Shares or True-Up Shares pursuant to Rule 144; or (xi) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xii) the occurrence of a Fundamental Transaction without Lender's prior written consent; provided, however, that if Borrower has repaid the entire Outstanding Balance prior to such Fundamental Transaction, then Lender's consent shall not be required; or (xiii) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (xiv) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Borrower; or (xv) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender and not including any money judgment, writ or similar process filed or entered in connection with any promissory notes issued by Borrower prior to the date hereof in connection with Hawaiian real estate, provided that such notes are not amended following the date hereof; or (xvi) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within five (5) Trading Days of the Purchase Price Date. Notwithstanding the foregoing, (A) the occurrence of an event described in Section 4.1(ii) or (iii) shall not be considered an Event of Default if delivery of the applicable Conversion Shares or True-Up Shares is made within five (5) days of the date such shares are required to be delivered; provided, however, that the foregoing right to cure may only be applied with respect to two (2) late deliveries of shares; and (B) the occurrence of an event described in Section 4. I(ix), (x), (xi), (xii), (xiii), (xiv), (xv), or (xvi) shall not be considered an Event of Default if such event is cured within ten (10) days of Lender's delivery of written notice to Borrower informing Borrower of the occurrence of such event.

4.2.             Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (l) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an "Event of Default Notice") to Lender. At any time and from time to time after the earlier of Lender's receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the föregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (as defined below) (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased

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as of the date of the occurrence of the applicable Event Of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). For purposes hereof, the "Default Effect" is calculated by multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (i) 15% for each occurrence of any Major Default, or (ii) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum Of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event Of Default pursuant to Section 4. I(ii) hereof. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iv), (v), (vii), (vii) or (viii) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The "Mandatory Default Amount" means the greater of (i) the Outstanding Balance divided by the Installment Conversion Price (as defined below) on the date the Mandatory Default Amount is demanded, multiplied by the volume weighted average price (the "VWAP") on the date the Mandatory Default Amount is demanded, or (ii) the Default Effect. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law ("Default Interest"); provided, however, that no Default Interest shall accrue during the Fundamental Default Measuring Period (as defined below). Additionally, following the occurrence of any Event Of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3.             Fundamental Default Remedies. Notwithstanding anything to the contrary herein, in addition to all other remedies set forth herein, the Fundamental Liquidated Damages Amount shall be added to the Outstanding Balance upon Lender's delivery to Borrower of a notice (which notice Lender may deliver to Borrower at any time following the occurrence of a Fundamental Default) setting forth its election to declare a Fundamental Default and the Fundamental Liquidated Damages Amount that will be added to the Outstanding Balance.

4.4.             Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment or otherwise to deliver any Conversion Shares as and when required under this Note, then (i) the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price applicable to any Lender Conversion and the Market Price as of any applicable date of Conversion, and (ii) the true-up provisions Of Section 1 1 below shall apply to all Lender Conversions that occur after the date of such failure to pay, provided that all references to the "Installment Notice" in Section I I shall be replaced with references to a "Lender Conversion Notice" for purposes Of this Section 4.4, all references to "Installment Conversion Shares" in Section 11 shall be replaced with references to "Lender Conversion Shares" for purposes of this Section 4.4, and all references to the "Installment Conversion Price" in Section 11 shall be replaced with references to the "Lender Conversion Price" for purposes of this Section 4.4.

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4.5.             Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. "Other Agreements" means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower's ongoing business operations. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

5.                   Unconditional Obligation: NP Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.

6.                   Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar, No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

Rights Upon Issuance Securities.

7.1. Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or issue any Common Stock to Lender or any third party for a price that is less than the then effective Lender Conversion Price, then such Lender Conversion Price shall be automatically reduced and only reduced to equal such lower issuance price. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or grant any option to any party to purchase, or sell or grant any right to reprice, or issue any Common Stock, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (together herein referred to as "Equity Securities"), including without limitation any Deemed Issuance (as defined herein), at an effective price per share less than the then effective Lender Conversion Price (such issuance, together with any sale of Common Stock, is referred to herein as a "Dilutive Issuance"), then, the Lender Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. For the avoidance of doubt, the Lender Conversion Price shall not be reduced pursuant to this Section 7.1 as the result of the issuance of any shares of Common Stock issued in connection with a financing transaction unless such shares of Common Stock are issued pursuant to a convertible debt instrument, warrant or any other variable price security or instrument. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments,

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reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Lender Conversion Price, such issuance shall be deemed to have occurred for less than the Lender Conversion Price on the date Of such Dilutive Issuance, and the then effective Lender Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Lender Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Common Stock or Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Lender Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Installment Notice or Lender Conversion Notice.

7.2. Adjustment of Lender Conversion Price upon Subdivision or Combination of

Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without Limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.

7.3. Other Events. [n the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions Of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting Of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Lender Conversion price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Lender Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower's board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

8.     Borrower Installments.

8.1. Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the "Installment Conversion Price") shall be the lesser of (i) the Lender Conversion Price, and (ii) 70% (the "Conversion Factor") of the average of the three (3) lowest VWAPs in the twenty (20) Trading Days immediately preceding the applicable Conversion (the "Market provided that if at any time the average of the three (3) lowest V WAPs in the twenty (20) Trading Days immediately preceding any date of measurement is below SO, 10, then in such event the then-current Conversion Factor shall be reduced to 65% for all future Conversions. In

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addition to the Default Effect, if any Major Default occurs after the Effective Date and the Conversion Factor has not previously been reduced, the Conversion Factor shall automatically be reduced for all future Conversions by 5% for the first Major Default that occurs after the Effective Date. For example, the first time the average of the three (3) lowest VWAPs in the preceding twenty (20) Trading Days is below $0.10, then the Conversion Factor would be reduced from 70% to 65%. Alternatively, if the average of the three (3) lowest VWAPs in the preceding twenty (20) Trading Days is not below $0.10 but a Major Default pursuant to Section 4. I(iii) has occurred, then for purposes of this example the Conversion Factor would be reduced from 70% to 65%. Notwithstanding the foregoing, the Conversion Factor may not be reduced below 65%.

8.2. Installment Conversions. Beginning on the date that is six (6) months after the Purchase Price Date and on the same day of each month thereafter until the Maturity Date (each, an "Installment Date"), Borrower shall pay to Lender the applicable Installment Amount due on such date, subject to the provisions of this Section 8. Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock ("Installment Conversion Shares", and together with the Lender Conversion Shares, the "Conversion Shares") in accordance with this Section 8 (each an "Installment Conversion", and together with Lender Conversions, a "Conversion") per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Notice Due Date (defined below) there is an Equity Conditions Failure (as defined below), and such failure is not waived in writing by Lender. Moreover, in the event Borrower desires to pay all or any portion of any Installment Amount in cash, it must notify Lender in writing of such election and the portion of the applicable Installment Amount it elects to pay in cash not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Borrower fails to so notify Lender, it shall not be permitted to elect to pay any portion of such Installment Amount in cash unless otherwise agreed to by Lender in writing or proposed by Lender in an Installment Notice delivered by Lender to Borrower. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Installment Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full, provided that Lender shall, in Lender's sole discretion, determine the Installment Amount for each Installment Date after the Maturity Date.

8.3.           Allocation of Installment Amounts. Subject to Section 8.2 regarding an Equity Conditions Failure, for each Installment Date (each, an "Installment Notice Due Date"), Borrower may elect to allocate the amount of the applicable Installment Amount between cash and via an Installment Conversion, by email or fax delivery of a notice to Lender substantially in the form attached hereto as Exhibit B (each, an "Installment Notice"), provided, that to be effective, each applicable Installment Notice must be received by Lender not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Notice Due Date. If Lender has not received an Installment Notice within such time period, then Lender may prepare the Installment Notice and deliver the same to Borrower by fax or email. Following its receipt of such Installment Notice, Borrower may either ratify Lender's proposed allocation in the applicable Installment Notice or elect to change the allocation by written notice to Lender by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date, so long as the sum of the cash payments and the amount of Installment Conversions equal the applicable Installment Amount, provided that Lender must approve any increase to the portion of the Installment Amount payable in cash. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the

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previous sentence (and seek approval to increase the amount payable in cash), it shall be deemed to have ratified and accepted the allocation set forth in the applicable Installment Notice prepared by Lender. If neither Borrower nor Lender prepare and deliver to the other party an Installment Notice as outlined above, then Borrower shall be deemed to have elected that the entire Installment Amount be converted via an Installment Conversion. Borrower acknowledges and agrees that regardless of which party prepares the applicable Installment Notice, the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an "Adjustment"). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of an Installment Notice may be deemed a waiver of Lender's right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender's own calculation, Borrower shall de liver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 9 below on or before each applicable Installment Date.

9.     Method of Conversion Share Delivery. On or before the close of business on the fifth (5 th) Trading Day following the Installment Date or the fifth (5 th) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the "Delivery Date"), Borrower shall deliver or cause to be delivered to Lender or its broker (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate or certificates representing the aggregate number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

10, Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 3, 8, 9, or I I, as applicable, Lender, at any time prior to selling all of those Conversion Shares or Title-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion Amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144), In addition, tor each Lender Conversion, in the event that Lender Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Lender Conversion), a late fee equal to the greater of (a) $500.00 per day and (b) 2% of the applicable Lender Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Lender Conversion shall not exceed 200% of the applicable Lender Conversion Share Value) will be assessed for each day after the fifth Trading Day (inclusive of the day of the Lender Conversion) until Lender Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the "Conversion Delay Late Fees"). For illustration purposes only, if Lender delivers a Lender Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Lender Conversion Shares to Lender and on the Delivery Date such Lender Conversion Shares have a Lender Conversion Share Value of $20,000.00 (assuming a Closing Sale Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Lender Conversion Shares are delivered to Lender. For purposes of this example, if the Lender Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Lender Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Lender Conversion Share Value).

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l l . True-Up. On the date that is twenty (20) Trading Days (a "True-Up Date") from each date Borrower delivers Free Trading (as defined below) Installment Conversion Shares to Lender, there shall be a true-up where Borrower shall deliver to Lender additional Installment Conversion Shares

("True-Up Shares") if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice. In such event, Borrower shall deliver to Lender Within five (5) Trading Days of the True-Up Date (the "True-Up Share Delivery Date") a number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice. [f the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice and the number of Installment Conversion Shares delivered exceeds the number of True-Up Shares, then the excess will be applied toward the next Installment Conversion Shares to be issued by Borrower hereunder (unless the Outstanding Balance has been reduced to zero, in which case Lender will return such excess shares to Borrower). For the convenience of Borrower only, Lender may, in its sole discretion, deliver to Borrower a notice (pursuant to a form of notice substantially in the form attached hereto as C) informing Borrower of the number of True-Up Shares it is obligated to deliver to Lender as of any given True-Up Date, provided that if Lender does not deliver any such notice Borrower shall not be relieved of its obligation to deliver True-Up Shares pursuant to this Section I I. Notwithstanding the foregoing, if Borrower fails to deliver any required True-Up Shares on or before any applicable True-Up Share Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase (under Lender's and Borrower's expectations that any such increase will tack back to the Purchase Price Date 'for purposes of determining the holding period under Rule 144) by a sum equal to the number of True-Up Shares deliverable as of the applicable True-Up Date multiplied by the Market Price for the Common Stock as of the applicable True-Up Date.

12.            Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the "Maximum Percentage"), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $1. Notwithstanding any other provision contained herein, if the term G'4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such increase to "9.99%" shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof The foregoing 61 -day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

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13.            Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

14.            Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender shall have such opinion provided by its counsel.

15.            Governing This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16.  Resolution of Disputes

16.1.        Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions set forth as an Exhibit to the Purchase Agreement.

16.2.        Calculation of Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculations (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

17.   Cancellation After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of True-Up Shares pursuant to the payment of the final Installment Amount, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

18.            Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19, Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent Of Borrower.

20.            Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

21.            Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled "Notices."

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22.            Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender's and Borrower's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused thig Note to be duly executed as of the Effective Date.

BORROWER:

UMED HOLDINGS, INC.

ACKNQWLEGED. ACCEPTED AND AGREED.

LENDER:

[Signature Page to Convertible Promissory Note]

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